EXHIBIT H

Joint Filing Agreement

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Amendment with respect to the Common Units of KNOT Offshore Partners LP to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Amendment jointly on behalf of each such party.

KNUTSEN NYK OFFSHORE TANKERS AS

/s/ Trygve Seglem
Name:	Trygve Seglem
Title:	President, Chief Executive Officer and Director

NYK HOLDING (EUROPE) B.V.

/s/ Tomotaka Yamauchi
Name:	Tomotaka Yamauchi
Title:	Director

/s/ M. Bourquin		/s/ M.G.M. de BoerEdwin
Name:	TMF Netherlands B.V.
Title:	Director
By:
Name:	M. Bourquin	M.G.M. de BoerEdwin
Title:	Proxy Holder A	Proxy Holder B

NIPPON YUSEN KABUSHIKI KAISHA

/s/ Akira Kono
Name:	Akira Kono
Title:	Senior Managing Executive Officer

TS SHIPPING INVEST AS

/s/ Trygve Seglem
Name:	Trygve Seglem
Title:	Director

SEGLEM HOLDING AS

/s/ Trygve Seglem
Name:	Trygve Seglem
Title:	Director

TRYGVE SEGLEM

/s/ Trygve Seglem